Exhibit 99.1

REMINDER - Gopher Protocol Inc. Management to Be Guests on Upcoming K-Talk Radio Show on April 30th, 2016

Wilkinson Financial Radio Show Will Host Discussion on Gopher Protocol's Proprietary Guardian Patch Tracking Technology -- Which Does Not Require Conventional Network or GPS for Tracking

Gopher Protocol, Inc.April 29, 2016 8:00 AM

SAN DIEGO, CA--(Marketwired - Apr 29, 2016) - Gopher Protocol Inc. (OTC PINK: GOPH) ("Gopher" and the "Company"), a development-stage Company developing a real-time, heuristic based, mobile technology, remind to to its shareholders and followers that the Company's management team will be featured guests on K-Talk Radio on April 30, 2016. In an in-depth segment to be aired from 10:00 a.m. to 12:00 a.m. (Mountain Standard Time). Michael Murray, the Company's Chief Executive Officer, and Dr. Danny Rittman Ph.D., its Chief Technology Officer, will discuss Gopher Protocol's proprietary mobile tracking licensed technology.

K-TALK AM630 is the longest running talk radio station in the State of Utah and the third longest running talk radio station in the country. The Wilkinson Financial Radio Show shares stories and principles of entrepreneurship and business planning, with a goal of inspiring and educating listeners. (http://www.k-talk.com/)

The show will cover the history and background of the Company and its technology, the challenges to develop an innovative technology and bring it to market and lastly, the potential future prospects for the Company.

As a component of the Company's licensed technology, the first product that is being developed by the Company is the Guardian Patch, an electronic circuit including a proprietary microchip technology that is within a sticky patch package. Guardian Patch can be affixed to any object, mobile or static, in order to track its location anywhere on earth. It does not require conventional network or GPS for tracking.

Dr. Danny Rittman Ph.D., Chief Technology Officer said, "This show provides us with an opportunity to explain in great detail the unique features of Guardian Patch and how this sticky patch can be affixed to any object in order to track it anywhere. The fact that it can work with or without GPS makes it a game-changer."

About Gopher Protocol Inc. Gopher Protocol Inc. (OTC PINK: GOPH) ("Gopher" and the "Company") (http://gopherprotocol.com/) is a development-stage company developing a real-time, heuristic based, mobile technology, per license agreement it holds. Upon development, the technology will consist of a smart microchip, mobile application software and supporting software that run on a server. The system contemplates the creation of a global network, worldwide. Gopher believes this will be the first system that is developed using a human, heuristic based analysis engine. Since the core of the system will be its advanced microchip that will be able to be installed any mobile device, worldwide, Gopher expects that this will result in an internal, private network between all mobile devices utilizing the device by providing mobile technology for computing power enhancement, advanced mobile database management/sharing, and additional mobile features.

Press page: http://gopherprotocol.com/?page_id=228

Consumer and product website for Guardian Patch: http://www.guardianpatch.com/.

Forward-Looking Statements
Certain statements contained in this press release may constitute "forward-looking statements". Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors as disclosed in our filings with the Securities and Exchange Commission located at their website (http://www.sec.gov). In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. The forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of the press release.

Contact:

Dr. Dan Rittman
CTO
Gopher Protocol Inc.
888-685-7336
Media: press@gopherprotocol.com